Whirlpool Corporation
Notes
Due Nine Months or More From the Date of Issue
Selling Agency Agreement

February 25, 2008

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, CT 06830

    As Representatives for the Agents

Ladies & Gentlemen:

Whirlpool Corporation, a Delaware corporation (the “Company”), confirms its agreement with each of you with respect to the issue and sale by the Company of its Notes Due Nine Months or More From the Date of Issue (the “Notes”). The Notes will be issued under an indenture (the “Indenture”) dated as of March 20, 2000, between the Company and U.S. Bank, National Association (as successor to Citibank, N.A.), as trustee (the “Trustee”). Unless otherwise specifically provided for and set forth in a supplement to the Prospectus referred to below, the Notes in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will have the maturities, annual interest rates and, if appropriate, other terms set forth in such supplement to the Prospectus. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Notes Administrative Procedures attached hereto as Exhibit A (the “Procedures”). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term “Agent” shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the “Agents”), the term “Purchaser” shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term “you” shall refer to all of you collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto (including the filing of any Annual Report on Form 10-K) became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Base Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Issuer Free Writing Prospectus" has the

 meaning set forth in Rule 433 under the Act (as defined below). "Free Writing Prospectus" has the meaning set forth in Rule 405 under the Act. "Rule 415" and "Rule 424" refer to such rules under the Act. "Time of Sale" shall mean the time specified in the applicable Terms Agreement (as defined below) related to a particular offering. "Disclosure Package" shall mean the Base Prospectus, the Preliminary Prospectus Supplement (as defined below), the applicable Pricing Supplement attached as Schedule II hereto, the term sheet attached as Schedule III hereto, and the Issuer Free Writing Prospectuses referred to in the Terms Agreement for the applicable Notes, each as of the Time of Sale. "Prospectus" shall mean the Base Prospectus, the Preliminary Prospectus Supplement relating to the Notes and any final pricing supplement or other supplement relating to the Notes in the form first used to confirm sales pursuant to the Act. "Registration Statement" shall mean the registration statement referred to in Section 1(a) below, including incorporated documents, exhibits and financial statements, as amended at the Execution Time and shall also include the Preliminary Prospectus Supplement and any applicable Pricing Supplement to the applicable Preliminary Prospectus Supplement that is filed with the Commission (as defined below) and deemed by virtue of Rule 430B under the Act to be part of the Registration Statement. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Pricing Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of you as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (File Number: 333-131627), including a Base Prospectus, which has become effective, for the registration under the Act of debt securities (the “Securities”), including the Notes. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form. The Company has included in such registration statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the “Preliminary Prospectus Supplement”). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Preliminary Prospectus Supplement (each a “Pricing Supplement”), specifying the interest rates, maturity dates and, if appropriate, other similar terms of the Notes sold pursuant hereto or the offering thereof.

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(b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of a Terms Agreement and at the date of delivery by the Company of any Notes sold hereunder (a “Closing Date”), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any or all of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

(c) The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and general equity principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals as have been obtained.

(e) As of the Time of Sale, the Disclosure Package (i) will conform in all material respects to the requirements of the Act and (ii) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Company (including its agents and representatives, other than the Agents and Purchasers) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to or make any offer relating to the Notes that would constitute a Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act; or (ii) other written communications approved in writing in advance by the Agents and Purchasers including the term sheet attached to the relevant Terms Agreement. To the extent required pursuant to Rule 433(d) under the Act, any such Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes, complies or will comply in all material respects with the requirements of the Act and has been, or will be, filed with the Commission in accordance with the Act (to the extent required pursuant to Rule 433(d) under the Act).

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(g) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

(h) The Company has not distributed and will not distribute, prior to the later of the settlement date and the completion of the Agents’ and Purchasers’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Agents and Purchasers or included in the Registration Statement.

(i) The Company is not an “ineligible issuer,” as defined under the Act, at the times specified in the Act in connection with the offering of the Notes.

(j) The documents incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) At the time of filing the Registration Statement, and at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, by a report incorporated by reference therein filed pursuant to Section 13 or 15(d) of the Exchange Act or by a form of prospectus), the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act.

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(l) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(m) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Company nor any of the Company’s significant subsidiaries (as defined in Rule 1-02 of Regulation S-X), (the “Significant Subsidiaries”) has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the Company, and its subsidiaries, considered as a whole and (ii) there has not been any material change in the capital stock or long-term debt of the Company and any of its subsidiaries, considered as a whole, or any material adverse change, or any development involving an impending material adverse change, in the general affairs, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(n) The Company and each of its Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties and where the failure to so qualify would have a material adverse effect on the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(o) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

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(p) This Agreement has been duly authorized, executed and delivered by the Company.

(q) None of the execution or delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby, the execution and delivery of the Indenture and the issue and sale of the Notes by the Company, or compliance by the Company with all of the provisions of this Agreement, the Indenture and the Notes will conflict with or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, encumbrance or charge upon any property or asset of the Company or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or any of its Significant Subsidiaries, (ii) any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their respective properties is subject, or (iii) any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except for such breaches, violations, creations or impositions as would not have a Material Adverse Effect.

(r) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or to which any property of the Company or any of its Significant Subsidiaries is subject other than litigation or other proceedings which, in the opinion of the Company, will not in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company's officers, no such proceedings are threatened or contemplated by governmental authorities; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement that are not so described in the Registration Statement, the Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus.

(s) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(t) The principal manufacturing and service facilities referred to in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 under the caption “Properties” are either owned or leased by the Company or one of its subsidiaries and, if owned, are held under good title, subject to no defects or encumbrances which would materially interfere with the conduct of the business of the Company and its subsidiaries considered as a whole and, if leased, are held under valid and enforceable leases with no exceptions which would materially interfere with such conduct.

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(u) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(v) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(w) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(x) (i) Except as disclosed in the Registration Statement, the Prospectus, and the Disclosure Package, the Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, except in the case of each of (a) and (b) above, for any such failure to comply, or failure to receive required permits, licenses or other authorizations or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) except as disclosed in the Registration Statement, the Prospectus, and the Disclosure Package, there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries.

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(y) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser.

(a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b).

The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent and the Company may solicit or accept offers to purchase Notes through any agent other than an Agent.

(b) Subject to the terms and conditions set forth herein, whenever the Company and any of you determine that the Company shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and, a supplemental agreement relating to such sale. Each such supplemental agreement is herein referred to as a “Terms Agreement.” Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the principal amount of each such Note, the aggregate principal amount of all such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date (as defined below) for such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company’s registered independent public accountants, as described in Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(n). Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser’s commitment to purchase Notes shall be deemed to have been made on the basis of the representation and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

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Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or agents.

3. Offering and Sale of Notes.

(a) Each Agent shall communicate to the Company, orally or in writing, each offer (unless previously rejected by such Agent as provided below) to purchase Notes on terms previously communicated by the Company to such Agent, and the Company shall have the sole right to accept such offers to purchase Notes and may refuse any proposed purchase of Notes in whole or in part for any reason. Each Agent shall have the right, in its discretion reasonably exercised, to reject any such offer received by it in whole or in part. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

(b) The Agents and the Purchasers covenant with the Company that they shall not use, refer to or distribute any Free Writing Prospectus except:

(1) an applicable Free Writing Prospectus that (i) is not an Issuer Free Writing Prospectus, and (ii) contains only information describing the preliminary terms of the Notes or their offering, which information is limited to the categories of terms referenced in Schedule III hereto or otherwise permitted under Rule 134 under the Act;

(2) an applicable Free Writing Prospectus as shall be agreed in writing with the Company that is not distributed, used or referenced by the Agents in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Company consents in writing to such dissemination; and

(3) an applicable Free Writing Prospectus identified in a schedule to the applicable Terms Agreement as forming part of the Disclosure Package.

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4. Agreements. The Company agrees with each of you that:

(a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes), the Company will not file any amendment of the Registration Statement or supplement to the Disclosure Package or the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a Supplement relating to any offering of, or a change in the maturity dates, interest rates, issuance prices or other similar terms of, any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto (except for a supplement relating to an offering of Securities other than the Notes), shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any reasonable proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof;

(b) In connection with any offering of the Notes:

(i) The Company will, before amending or supplementing the Disclosure Package, furnish to the Agents and the Purchasers a copy of each such proposed amendment or supplement and during the period where a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirements may be satisfied pursuant to Rule 172) not file any such proposed amendment or supplement to which the Agents and the Purchasers reasonably object.

(ii) The Company will prepare any Free Writing Prospectus to be included in the Disclosure Package in relation to the Notes in a form which shall be provided to the Agents for their review and comment prior to the Time of Sale. The Company will not use, authorize, approve, refer to or file any Free Writing Prospectus to which the Agents and the Purchasers reasonably object.

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(iii) If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which any Free Writing Prospectus included as part of the Disclosure Package conflicts with the information contained or incorporated by reference in the Registration Statement then on file, or if, in the opinion of counsel for the Agents and the Purchasers, it is necessary to amend or supplement the Disclosure Package to comply with the applicable law, the Company shall forthwith prepare and, subject to clauses (a), (b)(i) and (b)(ii) above, file with the Commission and furnish, at its own expense, to any Agent or any Purchaser upon request, either amendments or supplements to the Disclosure Package so that the statements therein as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective investor, be misleading or so that any Free Writing Prospectus which is included as part of the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package as amended or supplemented, will comply with applicable law.

(iv) The Company hereby agrees that the Agents and the Purchasers shall distribute to investors a Free Writing Prospectus that contains the final terms of the Notes substantially in the form set forth in Schedule III hereto and that such Free Writing Prospectus shall be filed by the Company in accordance with Rule 433(d) under the Act and shall be considered an Issuer Free Writing Prospectus for purposes of this Agreement.

(c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirements may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and ceasing using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (h) of this Section 4 in connection with the preparation or filing of such amendment or supplement are reasonably satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder;

(d) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirements may be satisfied pursuant to Rule 172), will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent such documents are not available pursuant to the EDGAR filing system, will furnish to each of you copies of such documents upon reasonable request. The Company will promptly notify each of you by telephone or telecopy of (i) any decrease in the rating of the Notes or any other debt securities of the Company by Moody’s Investors Service, Inc., Standard & Poor’s Corporation, Fitch Ratings Ltd. or if such entities no longer are providing such ratings, any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or (ii) any written notice received from Moody’s Investors Service, Inc., Standard & Poor’s Corporation, Fitch Ratings Ltd. or if such entities no longer are providing the ratings referred to in (i), any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) of any intended or contemplated decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change;

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(e) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

(f) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act (including in circumstances where such requirements may be satisfied pursuant to Rule 172), electronic copies of the Prospectus and any supplement thereto;

(g) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, will arrange for the determination of the legality of the Notes for purchase by institutional investors and will pay any fee of the Financial Industry Regulatory Authority, in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject;

(h) The Company shall furnish to each of you such documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Disclosure Package, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request;

(i) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expense incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production, filing and delivery of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, registering, packaging and delivering the Notes, the reasonable fees and disbursements, including fees of counsel, incurred in compliance with Section 4(g), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you, upon request, on a monthly basis for all out-of-pocket expenses, if any, incurred by you and approved by the Company in advance, in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement and approved by the Company in advance (which approval may be oral);

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(j) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in Section 1 of this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement, the Disclosure Package and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement. The Company will inform you promptly upon your inquiry of the aggregate amount of Securities registered under the Registration Statement which remain unsold;

(k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices, the redemption dates (whether pursuant to a sinking fund or otherwise) or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements, unless, in the case of clause (iii) above, in the reasonable judgment of any of the Agents or Purchasers, such financial statements disclosed under the Exchange Act are of such a nature that a certificate of the Company should be furnished), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the chairman of the board, any president or vice president (whether or not designated by a number or word added before or after the title vice president) and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(e) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement;

(l) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices, the redemption dates or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements disclosed under the Exchange Act as of and for a fiscal quarter, unless, in the case of clause (iii) above, in the reasonable judgment of any of you, such financial statements are of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company in form reasonably satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement);

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(m) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices, the redemption dates (whether pursuant to a sinking fund or otherwise) or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements, unless, in the case of clause (iii) above, in the reasonable judgment of any of the Agents, such financial statements disclosed under the Exchange Act are of such a nature that a letter of the Company’s registered independent public accountants should be furnished), the Company shall cause its registered independent public accountants, promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to each of you, of the same tenor as the letter referred to in Section 5(f) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company’s registered independent public accountants may limit the scope of such letter, which shall be reasonably satisfactory in form to each of you, to the unaudited financial statements, the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information; and

(n) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Agent, issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper.

5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in Section 1 hereof as of the Execution Time, on the Effective Date, as of the date any supplement to the Prospectus is filed with the Commission, as of the Time of Sale and as of each Closing Date, to the accuracy in all material respects of the statements of the Company made in any certificates pursuant to the provisions of this Section 5, to the performance in all material respects by the Company of its obligations hereunder and to satisfaction of the following additional conditions in all material respects:

(a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b) and shall have filed with the Commission any Issuer Free Writing Prospectus in the manner and within the time periods required by the rules and regulations related to the Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) Daniel F. Hopp, Esq., Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to the Agents, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents, to the effect set forth in Exhibit C hereto.

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(c)The Company shall have furnished to each Agent the opinion of Mayer Brown LLP, as counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit D hereto;

(d) The Agents shall have received from Davis Polk & Wardwell, counsel for the Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus, the Disclosure Package and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

(e) The Company shall have furnished to the Agents a certificate of the Company, signed by the chairman of the board, any president or vice president (whether or not designated by a number or word added before or after the title vice president) and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and, if applicable, the Disclosure Package and that:

(i) the representations and warranties in Section 1 hereof of the Company in this Agreement are true and correct in all material respects on and as of the date hereof and the Company has substantially complied with all the agreements and substantially satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, expect as set forth in or contemplated in the Disclosure Package and the Prospectus;

(f) At the Execution Time, the Company’s registered independent public accountants shall have furnished to the Agents a letter or letters (which may refer to letters previously delivered to the Agent), dated as of the Execution Time, in form and substance reasonably satisfactory to the Agents, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

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(ii) on the basis of a reading of the amounts included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus in response to Item 301 of Regulation S-K and of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain procedures specified by the Agents (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, nothing came to their attention which caused them to believe that:

(1) any unaudited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus;

(2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, there were any changes, at a specified date not more than five Business Days prior to the date of the letter, in the aggregate long-term debt due within one year and long-term debt (exclusive of current portion) of the Company and its consolidated subsidiaries or common stock of the Company or decreases in the shareholders’ equity of the Company and its consolidated subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus to the date of the most recently available monthly unaudited financial information there were any decreases relating to income from continuing operations, as compared with the corresponding period in the preceding year, in total revenue or earnings before income taxes or in the total or per share amounts of net earnings of the Company and its consolidated subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; or

(3) the amounts included in any unaudited “capsule” information included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus;

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(iii) they have performed certain other procedures specified by the Agents as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Disclosure Package and the Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1, 2, 5, 6, 7 and 11 of the Company’s Annual Report on Form 10-K, incorporated in the Registration Statement, the Disclosure Package and the Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated in the Company’s Quarterly Reports on Form 10-Q, incorporated in the Registration Statement, the Disclosure Package and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

(iv) if unaudited pro forma financial statements are included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain procedures specified by the Agents, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

(g) At the Closing Date, the Agents shall have received from the Company's registered independent public accountants a letter, dated as of Closing Date and in form and substance satisfactory to the Agents, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be a date not more than three Business Days prior to Closing Date.

(h) Prior to the Closing Date, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agents and their counsel, this agreement and all obligations of any Agent hereunder may be canceled at any time by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

The documents required to be delivered by this Section 5 shall be delivered at the offices of Davis Polk & Wardwell, counsel for the Agents, at 450 Lexington Avenue, New York, New York 10017, on the date hereof.

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6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company in Section 1 of this Agreement as of the date of the Terms Agreement and as of the Closing Date for such Notes, to the performance and observance in all material respects by the Company of all covenants and agreements herein contained on its part to be performed and observed and to satisfaction of the following additional conditions precedent in all material respects:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) To the extent agreed to between the Company and the Purchaser in a Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(e) (except that references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement), (ii) the opinion of counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(b) and 5(c), (iii) the opinion of Davis Polk & Wardwell, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(d), and (iv) letter of the Company’s registered independent public accountants, dated as of the Time of Sale and Closing Date, to the effect set forth in Section 5(f); and

(c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement and an applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

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7. Right of Person Who Agreed to Purchase to Refuse to Purchase.

(a) The Company agrees that any person who has agreed to purchase and pay for any Note, including the Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if (a) at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied.

(b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 9(b)(i) through (vi) shall have occurred (with the judgment of the Purchaser which presented the offer to purchase such Note being substituted for any judgment of an Agent required therein), the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical to proceed with the sale and delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation under this Agreement to the Company or to any such person to exercise the judgment permitted to be exercised under this Section 7(b) and Section 9(b)).

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each of you, the directors, officers or employees of each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package (or any part thereof), the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or in any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse as incurred each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of you specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

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(b) Each of you agrees severally and not jointly to indemnify and hold harmless the Company, each of its employees and directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by or on behalf of such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the names of the Agents and Purchasers set forth in any Pricing Supplement constitute the only information furnished in writing by or on behalf of any of you for inclusion in the documents referred to in the foregoing indemnity, the proviso contained in paragraph (a) of this Section 8 and clause (ii) of the proviso in paragraph (b) of Section 1, and you confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and an additional local counsel, if needed, approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is due in accordance with its terms, but is held by a court to be unavailable or insufficient in whole or in part to hold harmless an indemnified party for any reason, the Company and each of you agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company and one or more of you may be subject in such proportion so that each of you is responsible for that portion as is appropriate to reflect the relative benefits received by the Company and each of you from the offering of the Notes from which such Losses arise; provided, however, that in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each of you shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of each of you in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes from which such Losses arise, and benefits received by each of you shall be deemed to be equal to the total commissions received by such of you in connection with the Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or any of you. The Company and each of you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act or the Exchange Act and each director, officer and employee of any of you shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director, officer and employee of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from other obligation it or they may have hereunder or otherwise than under this paragraph (d).

9. Termination.

(a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you or any of you insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first Business Day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Section 4(i), Section 8 and Section 10.

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(b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Agent or the Purchaser, as applicable, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time (i) there shall have occurred, subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, the effect of which is, in the judgment of the Agent or the Purchaser, so material and adverse as to make it impractical to proceed with the offering or delivery of such Note, (ii) there shall have been, subsequent to the agreement to purchase such Note, any decrease in the rating of any of the Company’s debt securities by Moody’s Investors Service, Inc., Standard & Poor’s Corporation, Fitch Ratings Ltd. or if such entities no longer are providing such ratings, any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any formal notice given of any intended or contemplated decrease in any such rating, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (v) a banking moratorium shall have been declared either by Federal or New York State authorities or (vi) there shall have occurred any material outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on financial markets is such as to make it, in the judgment of the Agent or the Purchaser, impracticable to proceed with the offering or delivery of such Notes as contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement subsequent to such event).

10. Non-fiduciary. The Company acknowledges and agrees that the Agents and the Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Purchasers nor any Agents is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents and the Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents and the Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and the Purchasers and shall not be on behalf of the Company.

11. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the directors, officers, employees or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement any Agent or Purchaser shall own any Notes purchased pursuant to a Terms Agreement with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are resold.

22

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2000 North M-63, Benton Harbor, Michigan 49022-2692, attention of the Treasurer.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, and controlling persons referred to in Section 8 hereof and, to the extent provided in Section 7, any person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

23

                If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

Very truly yours,

WHIRLPOOL CORPORATION

By: /s/ Blair A. Clark
Name: Blair A. Clark
Title: Vice President and Treasurer

S-1

The foregoing Agreement is

hereby confirmed and accepted

as of the date hereof.

BANC OF AMERICA SECURITIES LLC

By: /s/ Peter J. Carbone
Name: Peter J. Carbone
Title: Vice President

GREENWICH CAPITAL MARKETS, INC.

By: /s/ Moshe Tomkiewicz
Name: Moshe Tomkiewicz
Title: Managing Director

S-2

SCHEDULE I

Selling Agency Agreement dated February 25, 2008

Registration Statement No. 333-131627

Amount of the Securities registered: Indeterminate amount

Amount of Notes: Indeterminate amount

Addresses for notices:

If to Banc of America Securities LLC:

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Attention:  High Grade Debt Capital Markets Syndicate

Fax:  (212) 847-6440

If to Greenwich Capital Markets, Inc.:

RBS Greenwich Capital

600 Steamboat Road

Greenwich, Connecticut 06830

Attention:  Debt Capital Markets Syndicate

Fax: (203) 422-4534

And

If to Whirlpool Corporation:

Whirlpool Corporation

2000 North M-63

Benton Harbor, Michigan 49022-2692

Attention: Treasurer

Fax:  (269) 923-5515

The Company may satisfy its obligation under subsection (c) of Section 4 of the Selling Agency Agreement to furnish to each of the Agents and Purchasers copies of all documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act by promptly furnishing such documents to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention: Richard Drucker.

                                                                                                                                                                                                                              SCHEDULE II

Pricing Supplement Dated: February 25, 2008	Rule 424(b)(3)
(To Preliminary Prospectus Supplement Dated February 20, 2008 and Prospectus Dated February 7, 2006)	File No. 333-131627
Pricing Supplement No. 1

$500,000,000 5.500% Notes Due March 1, 2013

Issuer:	Whirlpool Corporation
Size:	$500,000,000
Interest Rate:	5.500% per annum
Interest Payment Dates:	March 1 and September 1 of each year, commencing September 1, 2008
Maturity:	March 1, 2013
Issue Price:	99.775% of the principal amount, plus accrued interest from February 28, 2008
Trade Date:	February 25, 2008
Settlement Date (Original Issue Date):	February 28, 2008

Underwriter and Principal Amount:

Banc of America Securities LLC

Greenwich Capital Markets, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

Barclays Capital Inc.

BMO Capital Markets Corp.

Daiwa Securities America Inc.

Fortis Securities LLC

ING Financial Markets LLC

Raymond James & Associates, Inc.

	$ $ $ $ $ $ $ $ $ $	185,000,000 185,000,000 35,000,000 35,000,000 10,000,000 10,000,000 10,000,000 10,000,000 10,000,000 10,000,000
Underwriter's Discount:	0.60% of the principal amount
Net Proceeds to Whirlpool:	99.175% of the principal amount, plus accrued interest from February 28, 2008
Change of Control Provisions Applicable:	Yes
Optional Redemption:	None
Optional Repayment:	None
Sinking Fund:	None
CUSIP:	96332HCA5

                                                                                                                                                                                                                    SCHEDULE III

FINAL TERM SHEET Dated: February 25, 2008

Issuer:	Whirlpool Corporation
Size:	$500,000,000
Maturity:	March 1, 2013
Coupon (Interest Rate):	5.500%
Yield to Maturity:	5.552%
Spread to Benchmark Treasury:	T+260bps
Benchmark Treasury:	UST 2.875% Notes due January 31, 2013
Benchmark Treasury Price and Yield:	99-20¾; 2.952%
Interest Payment Dates:	Semi annually on March 1 and September 1, beginning September 1, 2008
Redemption Provision:	None
Price to Public:	99.775%
Settlement Date:	February 28, 2008
Ratings:	Baa2 / BBB / BBB
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free 1-800-294-1322 or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com or by calling Greenwich Capital Markets, Inc. toll-free 1-866-884-2071 or you may e-mail a request to offeringmaterials@rbsgc.com.